EXHIBIT 5

June 8, 2005

The Board of Directors

Comtech Telecommunications Corp.

105 Baylis Road

Melville, New York 11747

Gentlemen:

We are acting as counsel to Comtech Telecommunications Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company under the Securities Act of 1933 with respect to the offer and sale of an additional 1,200,000 shares (the “Shares”) of Common Stock, par value $0.10, of the Company (the “Common Stock”) under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, Amended and Restated (Effective as of September 21, 2004) (the “Plan”).

As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares, to the extent consisting of shares of Common Stock that are originally issued by the Company in connection with the Plan, are duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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